UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2008

NEXCEN BRANDS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217
(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 34th Floor, New York, NY	10019-5400
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-1100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 12, 2008, the Company filed a Form 12b-25 stating that it would not file its Quarterly Report on Form 10-Q for the period ended September 30, 2008 with the Securities and Exchange Commission, until such time that it had filed an amendment to its Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2008 and June 30, 2008.

As a result, the Company received a Nasdaq Staff Determination letter, on November 14, 2008, notifying the Company that it has not complied with Nasdaq Marketplace Rule 4310(c)(14) due to its failure to file its Quarterly Report on Form 10-Q for the period ended September 30, 2008. This matter serves as an additional basis for delisting the Company’s common stock from The Nasdaq Stock Market.

As previously disclosed, the Company has received two Nasdaq Staff Determination letters indicating that its common stock is subject to delisting pursuant to Nasdaq Marketplace Rule 4310(c)(14) due to its failure to file its Quarterly Reports on Form 10-Q for the periods ended March 31, 2008 and June 30, 2008. Following the Company’s receipt of the initial letter for the first quarter of 2008, the Company requested and was granted a hearing before the Nasdaq Listing Qualifications Panel (the “Panel”). At the hearing, held on July 10, 2008, the Company requested continued listing and presented to the Panel its plan to regain compliance with Nasdaq’s filing requirements. On September 2, 2008, the Panel issued its decision granting the Company’s request, subject to the condition that, on or before November 17, 2008, the Company file its Quarterly Reports on Form 10-Q for the periods ended March 31, 2008 and June 30, 2008.

On October 15, 2008, the Nasdaq Listing and Hearing Review Council (the “Listing Council”) informed the Company that, pursuant to the Listing Council’s discretionary authority, it has stayed the Panel’s September 2, 2008 decision and granted the Company the opportunity to provide, by November 28, 2008, additional information to the Listing Council, including an updated plan of compliance. The Company plans to submit such additional information by the submission deadline. The Company’s common stock will remain listed on The Nasdaq Stock Market pending determination from the Listing Council.

On October 22, 2008, representatives of Nasdaq also informed the Company that Nasdaq has temporarily suspended enforcement of the minimum bid price requirement. As previously disclosed, the Company has received a Nasdaq Staff Deficiency letter indicating that its common stock is subject to delisting pursuant to Nasdaq Marketplace Rule 4450(a)(5) due to its failure to satisfy the minimum $1 bid price requirement. Pursuant to Nasdaq Marketplace Rule 4450(e)(2), the Company was provided an initial period of 180 calendar days, or until January 5, 2009, to regain compliance. The temporary suspension tolls the compliance period for all companies presently in a minimum bid price compliance period until reinstatement of the rule on January 19, 2009. Accordingly, the Company will now have until April 13, 2009 to regain compliance with the minimum $1 bid price requirement.

The Company cannot provide any assurances that the Listing Council will allow continued listing through such time that the Company will be able to file its Quarterly Reports on Form 10-Q for the periods ended March 31, 2008, June 30, 2008 and September 30, 2008 or that the Company will meet the minimum bid price requirement by the revised April 13, 2009 deadline for compliance.

A copy of the press release announcing the Company’s receipt of the Nasdaq Staff Determination letter is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated November 18, 2008.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on November 18, 2008.

NEXCEN BRANDS, INC.

/s/ Sue J. Nam
By:	Sue J. Nam
Its:	General Counsel